Money Manager Agreement

	This agreement    the    Money Manager Agreement       is
between TIFF Investment Program       TIP      , a Delaware
statutory trust, for its TIFF Multi   Asset Fund    the    Fund      , and
Hosking Partners LLP    the    Manager      , a registered investment
adviser under the Investment Advisers Act of 1940, as amended
the    Advisers Act      , and is effective as of April 30, 2015    the
Effective Date      .

Recitals

	TIP is an open   end management investment company
registered under the Investment Company Act of 1940, as
amended    the    1940 Act      ; and

	TIP wishes to retain the Manager to render advisory services to the Fund and the Manager is willing to render those services.

	The parties therefore agree as follows:

1.	Managed Assets

	The Manager will provide investment management
services with respect to assets placed with the Manager on behalf of the Fund from time to time.  Such assets, as changed by
investment, reinvestment, additions, disbursements of expenses, and withdrawals, are referred to in this Agreement as the
Managed Assets.     The Fund may make additions to the Managed
Assets subject to the prior agreement of the Manger and may
withdraw all or part of the Managed Assets from this
management arrangement at any time provided that, if the Fund requires the Manager to liquidate 20% or more of the Managed
Assets, the Fund will endeavor to give the Manager not less than
10 Business Days    prior notice in writing.  For the purposes of this
Agreement, a    Business Day    shall mean a day    other than a
Saturday or Sunday    on which banks are open for business in
London and New York.

2.	Appointment and Powers of Manager; Investment
Approach

         a   	Appointment.  TIP, acting on behalf of the Fund,
hereby appoints the Manager to manage the Managed Assets for the period and on the terms set forth in this Agreement. The Manager hereby accepts this appointment and agrees to render the services herein described in accordance with the
requirements described in Section 3   a   .

         b   	Powers.  Subject to the supervision of the board of
trustees of TIP and subject to the supervision of TIFF Advisory
Services, Inc.       TAS       as Investment Adviser to the Fund, the
Manager shall direct investment of the Managed Assets in
accordance with the requirements of Section 3   a   .  TIP, acting
on behalf of the Fund, grants the Manager authority to:

		   i   	acquire    by purchase, exchange,
subscription, or otherwise   , hold, and
dispose of    by sale, exchange, or otherwise
securities and other investments;

		   ii   	determine what portion of the Managed
Assets will be held uninvested; and

		   iii   	enter into such agreements and make such
representations    including representations
regarding the purchase of securities for
investment    as may be necessary or proper
in connection with the performance by the Manager of its duties hereunder.

         c   	Power of Attorney.  To enable the Manager to
exercise fully the discretion granted hereunder, TIP appoints the
Manager as its attorney   in   fact to invest, sell, and reinvest the
Managed Assets as fully as TIP itself could do. The Manager hereby accepts this appointment.

         d   	Voting.  The Manager shall be authorized to vote
on behalf of the Fund any proxies relating to the Managed Assets, provided, however, that the Manager shall comply with any instructions received from the Fund as to the voting of securities and handling of proxies.

         e   	Independent Contractor.  Except as expressly
authorized herein, the Manager shall for all purposes be deemed to be an independent contractor and shall have no authority to act for or to represent TIP, the Fund, or TAS in any way, or otherwise to be an agent of any of them.

         f   	Reporting.  The Manager shall furnish to TIP upon
reasonable request such information that TIP may reasonably require to complete documents, reports, or regulatory filings.

3.	Requirements; Duties

	   a   	Requirements.  In performing services for the Fund
and otherwise discharging its obligations under this Agreement, the Manager shall act in conformity with the following
requirements    the    Requirements      :

		   i   	the 1940 Act, the Internal Revenue Code of
1986, as amended, and all other applicable federal and state laws and regulations which apply to the Manager in conjunction with performing services for the Fund, if any;

(ii)	TIP   s Registration Statement under the
1940 Act and the Securities Act of 1933, as
amended, on Form N   1A as filed with the
Securities and Exchange Commission
relating to the Fund and the shares of
beneficial interest in the Fund, as such
Registration Statement may be amended
from time to time    the    Registration
Statement      ;

		   iii   	the Manager   s Investment Guidelines,
which may be amended from time to time
through mutual agreement by TAS and the
Manager;

		   iv   	written instructions and directions of the
board of trustees of TIP; and

		   v   	written instructions and directions of TAS.

	   b   	Responsibility with Respect to Actions of Others.
TIP may place the investment portfolio of each of its funds, including the Fund, with one or more investment managers.  To the extent the applicability of, or conformity with, the
Requirements depends upon investments made by, or activity of, the managers other than the Manager, the Manager agrees to
comply with such Requirements:     i    to the extent that such
compliance is within the Manager   s Investment Guidelines; and
ii    to the extent that the Manager is provided with information sufficient to ascertain the applicability of such Requirements. If it appears to the Fund at any time that the Fund may not be in compliance with any Requirement and the Fund or TAS so notifies the Manager, the Manager shall promptly take such actions not inconsistent with applicable law or regulation as the Fund or TAS may reasonably specify to effect compliance.

	   c   	Responsibility with Respect to Performance of
Duties. In performing its duties under this Agreement, the Manager will act solely in the interests of the Fund and shall use reasonable care and its best judgment in matters relating to the Fund. The Manager will not deal with the Managed Assets in its own interest or for its own account.

         d   	Valuation.  The Manager shall not  be responsible
for calculating the Net Asset Value of the Fund   s portfolio or
making final decisions on the value of portfolio securities used to calculate such net asset value, but must review regularly the pricing of the Managed Assets as made available by or on behalf of the Fund.  The Manager agrees to notify the Fund promptly if the Manager reasonably believes that the value of any portfolio security comprising the Managed Assets may not reflect fair value. The Manager agrees to provide upon request any pricing information of which the Manager is aware to the Fund, to TAS, or
to the Fund   s administrator to assist in the determination of the
fair value of any portfolio security for which market quotations are not readily available or as otherwise required in accordance
with the 1940 Act or the Fund   s valuation procedures for the
purpose of calculating the Fund   s Net Asset value in accordance
with procedures and methods established by the board of trustees of TIP.

4.	Recordkeeping and Reporting

	   a   	Records.  The Manager shall maintain proper and
complete records relating to the furnishing of investment management services under this Agreement, including records with respect to the securities transactions for the Managed Assets
required by Rule 31a   1 under the 1940 Act.  All records
maintained pursuant to this Agreement shall be subject to examination by the Fund and by persons authorized by it during reasonable business hours upon reasonable notice. Records
required by Rule 31a   1 maintained as specified above shall be
the property of the Fund; the Manager will preserve such records
for the periods prescribed by Rule 31a   2 under the 1940 Act and
shall surrender such records promptly at the Fund   s request.
Upon termination of this Agreement, the Manager shall promptly
return records that are the Fund   s property and, upon demand,
shall make and deliver to the Fund true and complete and legible copies of such other records maintained as required by this
Section 4   a    as the Fund may request.  The Manager may retain
copies of records furnished to the Fund.

	   b   	Reports to Custodian.  The Manager shall provide
to the Fund   s custodian and to the Fund, on each business day,
information relating to all transactions concerning the Managed
Assets.

	   c   	Other Reports.  The Manager shall render to the
board of trustees of TIP and to TAS such periodic and special reports as the board or TAS may reasonably request.

5.	Purchase and Sale of Securities

	   a   	Selection of Brokers.  The Manager shall place all
orders for the purchase and sale of securities on behalf of the
Fund with brokers or dealers selected by the Manager in
conformity with the policy respecting brokerage set forth in the Registration Statement. Neither the Manager nor any of its
officers, employees, or any of its    affiliated persons,    as defined
in the 1940 Act, will act as principal or receive any compensation in connection with the purchase or sale of investments by the
Fund other than the management fees provided for in Section 6 hereof, except to the extent provided in the following paragraph.
The Manager shall exercise reasonable skill and care in the
selection and use of brokers and counterparties.  Provided the
Manager has exercised such reasonable skill and care, it will not be liable for the acts and omissions of brokers and counterparties, including without limitation, their agents, officers, or employees
and any loss arising from the insolvency    or its equivalent    of
any broker or counterparty, unless such liability resulted from the acts or omissions of the Manager or from information provided by the Manager.

      In placing such orders, the Manager will give primary
consideration to obtaining    best execution       the best overall
terms available to the Fund under the circumstances and in the
relevant market    in accordance with applicable law. In evaluating
the terms available for executing particular transactions for the
Fund and in selecting broker   dealers to execute such
transactions, the Manager may consider, in addition to the price of the security, the cost, and execution capabilities, those factors that it deems relevant, such as the breadth of the market, the
financial stability and reputation of broker   dealers and the
brokerage and research services    as those terms are defined in
Section 28   e    of the Securities Exchange Act of 1934, as
amended    provided by such broker   dealers. The Manager is
authorized to pay a broker   dealer who provides such brokerage
and research services a commission for executing a transaction which is in excess of the amount of commission another broker dealer would have charged for effecting that transaction if the Manager determines in good faith that such commission is reasonable in relation to the value of the brokerage and research
services provided by such broker   dealer in discharging
responsibilities with respect to the Fund or to other client accounts as to which it exercises investment discretion.

	   b   	Aggregating Orders.  On occasions when the
Manager deems the purchase or sale of a security to be in the best interest of the Fund as well as other advisory clients of the Manager, the Manager, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be so sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of securities so purchased or sold, as well as the expense incurred in the transaction, will be made by the Manager in the manner it considers to be most equitable and consistent with its fiduciary obligations to the Fund and its other clients.

6.	Management Fees; Expenses

       (a)	Management Fees. Schedule I attached hereto sets
out the fees to be paid by the Fund to the Manager. The Manager represents that the fee schedules offered to the Fund are not
higher than any fee schedule in effect for clients that    i    have a
separately managed account with a value which is not more than
120% of the aggregate value of the TIFF Assets    as defined in
Schedule I attached hereto    as at the inception date of the Similar
Account;    ii    have a substantially similar investment mandate;
and    iii    that have an inception date on or after the date of this
Agreement    a    Similar Account      .  The Manager agrees that if it
subsequently agrees to a fee schedule for a Similar Account that is lower than the fee schedules offered to the Fund, the Manager will promptly offer the lower fee schedule to the Fund.


	   b   	Expenses.  The Manager shall furnish at its own
expense all of its own office facilities, equipment and supplies, and shall perform at its own expense all routine and recurring functions necessary to render the services required under this
Agreement including administrative, bookkeeping and accounting, clerical, statistical, and correspondence functions.  The Fund shall pay directly, or, if the Manager makes payment, reimburse the
Manager for,    i    custodial fees for the Managed Assets,    ii
brokerage commissions, issue and transfer taxes and other costs of securities transactions to which the Fund is a party, including any portion of such commissions attributable to research and
brokerage services; and    iii    interest and taxes, if any, payable by
the Fund.  In addition, the Fund shall pay directly, or, if the
Manager makes payment, reimburse the Manager for, such non
recurring special out   of   pocket costs and expenses as may be
authorized in advance by the Fund.

7.	Non   Exclusivity of Services

	 The Manager is free to act for its own account and to provide investment management services to others. The Fund acknowledges that the Manager and its officers and employees,
and the Manager   s other clients, may at any time have, acquire,
increase, decrease or dispose of positions in the same
investments which are at the same time being held, acquired or disposed of under this Agreement for the Fund. Neither the
Manager nor any of its officers or employees shall have any obligation to effect a transaction under this Agreement simply because such a transaction is effected for his or its own account or for the account of another client. The Fund agrees that the Manager may refrain from providing any advice or services concerning securities of companies for which any officers, directors, partners or employees of the Manager or any of the
Manager   s affiliates act as financial adviser, investment manager
or in any capacity that the Manager deems confidential, unless the Manager determines in its sole discretion that it may appropriately do so. The Fund appreciates that, for good commercial and legal reasons, material nonpublic information which becomes available to affiliates of the Manager through these relationships cannot be passed on to Fund and that the Manager may be restricted from trading the securities of issuers about which it is in possession of material nonpublic information.

8.	Liability

	The Manager shall not be liable to the Fund, TIP, or TAS for any error of judgment, but the Manager shall be liable to the Fund for any loss resulting from willful misfeasance, bad faith, or gross negligence by the Manager in providing services under this Agreement or from reckless disregard by the Manager of its obligations and duties under this Agreement. Nothing in this Agreement shall constitute a waiver or limitation of any rights that the Fund, TIP, or TAS may have under applicable state or federal laws.

9.	Representations

         a   	The Manager hereby represents to the Fund that
the Manager is registered as an investment adviser under the Advisers Act, that it has full power and authority to enter into and perform fully the terms of this Agreement and that the execution of this Agreement on behalf of the Manager has been duly authorized and, upon execution and delivery, this Agreement will be binding upon the Manager in accordance with its terms.

         b   	The Manager represents that it is in material
compliance with all applicable laws, both federal and state.

         c   	TIP hereby represents to the Manager that it has
full power and authority to enter into and perform fully the terms of this Agreement and that the execution of this Agreement on behalf of the Fund has been duly authorized and, upon execution and delivery, this Agreement will be binding upon TIP in accordance with its terms.

         d       TIP acknowledges receipt of Parts 2A and B of the
Manager   s Form ADV and Commodity Trading Advisor    CTA
Disclosure Document    if applicable   .

         e   	TIP acknowledges receipt of the Manager   s UK
Financial Conduct Authority Disclosure Statement.

         f        TIP represents that TIP and the Fund are in material
compliance with all applicable laws and regulations, both federal and state.

         g   	The Manager represents that it shall notify TIP of
any additions to or withdrawals from the membership of the Manager within a reasonable time after such additions or withdrawals but no less frequently than annually.

10.	Term

	This Agreement shall continue in effect for a period of two
2    years from the date hereof and shall thereafter be
automatically renewed for successive periods of one    1    year
each, provided such renewals are specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated
without the payment of any penalty, by    a    the Fund, if a
decision to terminate is made by the board of trustees of TIP or by
a vote of a majority of the Fund   s outstanding voting securities
as defined in the 1940 Act   , or    b    the Manager, in each case
with at least 30 days    written notice from the terminating party
and on the date specified in the notice of termination.

	This Agreement shall terminate automatically in the event
of its assignment    as defined in the 1940 Act   .

11.	Amendment

	Except as otherwise provided in this Agreement, this Agreement may be amended by mutual consent, but the consent of the Fund must be approved in conformity with the requirements of the 1940 Act and any order of the Securities and Exchange Commission that may address the applicability of such requirements in the case of the Fund. Any such amendment must be in writing and signed by each party.

12.	Notices

	Notices or other communications required to be given pursuant to this Agreement shall be deemed duly given when delivered electronically, in writing, or sent by fax or three business days after mailing registered mail postage prepaid as follows:

Fund:		TIFF Investment Program
		c/o TIFF Advisory Services, Inc.
		Attn:  General Counsel
		170 N. Radnor Chester Road, Suite 300
		Radnor, PA  19087
		Fax:	610   684   8080
		Email:	miops@tiff.org with a copy to
rmaestro@tiff.org

Manager:	Hosking Partners LLP
      Savoy Hill House
      7   10 Savoy Hill
      London WC2R 0BU
      United Kingdom
      Attention: Simon Hooper
      Tel: +44    0    20 7257 6280
      Email: shooper@hoskingandco.com


	Each party may change its address by giving notice as herein required.


13.	Sole Instrument

	This instrument constitutes the sole and only agreement of the parties to it relating to its object and correctly sets forth the rights, duties, and obligations of each party to the other as of its date. Any prior agreements, promises, negotiations, or representations not expressly set forth in this Agreement are of no force or effect.

14.	Counterparts

	This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which, taken together, shall be deemed to constitute one and the same instrument.

15.	Applicable Law

	This Agreement shall be governed by, and the rights of the parties arising hereunder construed in accordance with, the laws of the State of Delaware without reference to principles of conflict of laws. Nothing herein shall be construed to require either party to do anything in violation of any applicable law or regulation.

16.	Confidential Information

	Any information or recommendations supplied by any
party to this Agreement, which are not otherwise in the public domain or previously known to another party in connection with the performance of obligations hereunder, including securities or other assets held or to be acquired by the Fund, transactions in securities or other assets effected or to be effected on behalf of the Fund, or financial information or any other information relating to a party to this Agreement, are to be regarded as
confidential       Confidential Information      .

      No party may use or disclose to others Confidential Information about the other party, except solely for the legitimate business purposes of the Fund for which the Confidential Information was provided; as may be required by applicable law or rule or compelled by judicial or regulatory authority having competent jurisdiction over the party; or as specifically agreed to in writing by the other party to which the Confidential
Information pertains. Further, no party may trade in any securities issued by another party while in possession of material non public information about that party. Lastly, the Manager may not consult with any other money managers for the Fund about transactions in securities or other assets of the Fund, except for purposes of complying with the 1940 Act or SEC rules or regulations applicable to the Fund. Nothing in this Agreement shall be construed to prevent the Manager from lawfully giving other entities investment advice about, or trading on their behalf in, shares issued by the Fund or securities or other assets held or to be acquired by the Fund.


IN WITNESS WHEREOF, the parties hereto execute this Agreement on and make it effective on the Effective Date specified in the first paragraph of this Agreement.




TIFF Investment Program
	Hosking Partners LLP
on behalf of the Fund


	/s/ Kelly Lundstrom
	/s/ Luke Bridgeman
Signature
	Signature

Kelly Lundstrom, Vice President
	Luke Bridgeman, Partner
Print Name/Title
	Print Name/Title















Schedule I

to the

 Money Manager Agreement
Dated as of April 30, 2015

Between

Hosking Partners LLP    the    Manager
and
TIFF Investment Program, for its TIFF Multi   Asset Fund
the    Fund


As compensation for the services performed and the facilities and
personnel provided by the Manager for TIFF Multi   Asset Fund
pursuant to this Agreement, the Fund will pay the Manager a fee as set forth below.

The Fund will pay the Manager    i    an asset based fee    the
Investment Management Fee       plus    ii    a performance based
fee    the    Performance Fee      , each as described below.

All capitalized terms used but not defined in this Schedule I shall have the meanings ascribed to them in the Agreement unless otherwise defined herein.

1	Definitions related to Fee Calculations

Average Net Assets: The net asset value of the Managed Assets shall initially be equal to the value of such assets placed with the
Manager as of the close of the Fund   s business on the Effective
Date, computed as described in the Funds    Registration
Statement, and shall thereafter be adjusted to reflect the daily change in the value of the Managed Assets and cash flows, if any, including withdrawals from or additions to the Managed Assets by the Fund and payment of the following expenses due in respect of
the preceding months or Calculation Periods    as the case may be
: the Investment Management Fee, the Performance Fee, and custodian transaction charges. Average Net Assets of the Managed Assets means the average of the daily net asset values of the Managed Assets for the applicable period. Where there are multiple Holdings, the Average Net Assets of a Holding shall be determined by multiplying the Average Net Assets of the Managed Assets by the applicable Holding Ratio.

Calculation Date: The date which is    i    the last day of the
calendar month in which the anniversary of the Effective Date for
the relevant Holding occurs and    ii    if earlier, the date on which
the Fund withdraws all or part of a Holding    exclusive of
withdrawals made to pay custodian transaction charges and the
fees payable hereunder   .

Calculation Period: In relation to a Calculation Date during the Transitional Period, the Calculation Period is the period starting on the Effective Date of the Holding and ending on that
Calculation Date. In relation to a Calculation Date during the Post
Transitional Period for the Holding,    i    the period of 60 months
ending on the Calculation Date of the Holding or    ii    in relation
to a Calculation Date arising on a withdrawal of a Holding, the period that starts on the day on which the next regularly occurring
Calculation Period would have started    i.e. assuming no
withdrawal    and ends on the date of the withdrawal, resulting in
a Calculation Period of up to but not more than 60 months. .

Effective Date: The Effective Date is    i    in relation to the first
Holding, the day on which the Managed Assets are first placed with the Manager except that for purposes of the Performance
Fee, the Effective Date shall be May 7, 2015, and    ii    in relation
to each other Holding, the date on which the relevant addition is made to the Managed Assets or such later date as TIP and the Manager may agree.

Excess Return: Excess Return is the arithmetic difference between the annualized performance of a Holding during the applicable Calculation Period, calculated geometrically, and the annualized
performance of the MSCI All Country World Index    net    during
the same Calculation Period, calculated geometrically.

Fee Rate:
0.325% per annum on the first $250 million of the TIFF Assets 0.275% per annum on all TIFF Assets in excess of $250 million, summing the result of each calculation and dividing by TIFF Assets to determine an effective fee rate, which shall be
the    Fee Rate.

Holding: The first tranche of Managed Assets placed with the Manager by the Fund and each subsequent addition to the Managed Assets shall be a separate Holding, unless TIP and the Manager agree otherwise, in which case such additional assets will be added to the latest Holding. Each Holding will have its own Effective Date and separate Performance Fees will be calculated in respect of each Holding.

Holding Ratio: In relation to each Holding, the Holding Ratio is the value of the Holding divided by the value of the Managed Assets as at the date when an addition or withdrawal is made or when a Performance Fee is paid. Where the Manager and TIP agree to treat an addition as part of the latest Holding, each Holding Ratio
shall be recalculated accordingly    e.g. the value of the latest
Holding plus the addition divided by the value of the Managed
Assets as at the date when the addition is made   .

Post   Transitional Period: The Post   Transitional Period for a
Holding shall commence on the first day of the month that immediately follows the last day of the Transitional Period.

TIFF Assets: TIFF Assets for any period means the daily average over the period of the aggregate assets placed by TIFF Advisory
Services, Inc., or its affiliates, with the Manager or its affiliates, in a separately managed account. For assets placed with the Manager by a TIFF vehicle that calculates its net asset value on a daily basis, the average of the daily net asset values of such Managed Assets for the applicable period will be used for these purposes, and for assets placed by a TIFF vehicle or other account that does not calculate its net asset values on a daily basis, the average will be approximated using the value of such Managed
Assets at the opening of the applicable period, adjusted by any contributions or withdrawals during the period.

Transitional Period: The Transitional Period for a Holding shall commence on the Effective Date of such Holding and shall end on the last day of the calendar month in which a full 60 months of performance for such Holding has been achieved.

2	Calculation of the Investment Management Fee

The Fund will pay the Manager an asset   based fee calculated
monthly as of the last day of the calendar month by applying the Fee Rate to the Average Net Assets of each Holding for the month to which the fee relates and summing the results.

The Investment Management Fee will be paid within 30 days of the end of the month to which the fee relates and will be pro rated for any period that is less than a full calendar month.

3	Calculation and Payment of Performance Fee

For each Calculation Period and upon a withdrawal of all or part of a Holding, the Performance Fee shall be the higher of zero and the amount determined using the applicable formula set forth below.

The Performance Fee shall be payable annually in arrears at the end of the month following the month in which the relevant
Calculation Date occurs.  The Performance Fee shall be paid from
the Holding to which the fee relates, except for    i    those fees
payable upon a complete withdrawal of a Holding or if the value of the Holding is less than the Performance Fee payable, in which
case the fee shall be applied to the remaining Holding   s    on a
first   in   first   out basis and    ii    those fees payable subsequent
to a complete withdrawal of the Managed Assets.

3.1	Performance Fee-Transitional Period:

During the Transitional Period for a Holding, the Performance Fee for such Holding shall be calculated using the following formula:

Period 1    commences on the Effective Date of such Holding and
ends on the last day of the calendar month in which the first
anniversary of the Effective Date occurs   :    2/5 x    n/365 x
Period 1 Excess Return x 20% x Period 1 Average Net Assets of the
relevant Holding         , where n is equal to the number of days in
the Calculation Period.

Period 2    commences on the Effective Date of such Holding and
ends on the last day of the calendar month in which the second
anniversary of the Effective Date occurs   :    2/5 x    n/365 x    2 x
Period 2 Excess Return x 20% x Period 2 Average Net Assets of the
relevant Holding          - Performance Fees paid to   date on that
Holding, where n is equal to the number of days in the Calculation
Period.

Period 3    commences on the Effective Date of such Holding and
ends on the last day of the calendar month in which the third
anniversary of the Effective Date occurs   :    3/5 x    n/365 x    3 x
Period 3 Excess Return x 20% x Period 3 Average Net Assets of the
relevant Holding          - Performance Fees paid to   date on that
Holding, where n is equal to the number of days in the Calculation
Period.

Period 4    commences on the Effective Date of such Holding and
ends on the last day of the calendar month in which the fourth
anniversary of the Effective Date occurs   :    4/5 x    n/365 x    4 x
Period 4 Excess Return x 20% x Period 4 Average Net Assets of the
relevant Holding          - Performance Fees paid to   date on that
Holding, where n is equal to the number of days in the Calculation
Period.

Period 5    commences on the Effective Date of such Holding and
ends on the last day of the calendar month in which the fifth
anniversary of the Effective Date occurs   :     n/365 x    5 x Period 5
Excess Return x 20% x Period 5 Average Net Assets of the relevant
Holding       - Performance Fees paid to   date on that Holding,
where n is equal to the number of days in the Calculation Period.

3.2	Performance Fee-Post   Transitional Period:

For each Calculation Period following the Transitional Period, the Performance Fee of a Holding shall be calculated using the following formula: Excess Return for the relevant Calculation
Period    the 60 month period just ended    x 20% x Average Net
Assets of the relevant Holding for the Calculation Period.

3.3	Performance Fee-On Complete and Partial Withdrawal of
a Holding

A Performance Fee will also be calculated on a withdrawal of all or part of a Holding and shall become payable at the end of the month following the month in which such withdrawal occurred.
Where the Fund has multiple Holdings, a partial withdrawal of
Managed Assets shall be applied to the Holdings on a first   in
first   out basis.

3.3.1	Complete or Partial Withdrawal during the Transition
Period

A Performance Fee will be calculated for each Holding which is withdrawn during the Transition Period using the following formula:

   n/365 x    Excess Return for the relevant Calculation Period x
20% x Average Net Assets of the Holding for the relevant
Calculation Period           Performance Fees paid to   date on that
Holding, where n is equal to the number of days in the Calculation
Period.

Where a withdrawal is allocated to only part of a Holding    on the
first   in   first   out basis   , the Performance Fee for that Holding
shall be pro   rated according to the proportion of the Holding
withdrawn.

3.3.2	Complete or Partial Withdrawal following the Transition
Period

A Performance Fee will be calculated for each Holding which is withdrawn following the Transition Period using the following
formula:    n/365 x    Excess Return for the relevant Calculation
Period x 20% x Average Net Assets of the Holding for the relevant
Calculation Period       - any Performance Fees paid during the
Calculation Period on that Holding, where n is equal to the number of days in the Calculation Period.

Where a withdrawal is allocated to only part of a Holding    on the
first   in   first   out basis   , the Performance Fee for that Holding
shall be pro   rated according to the proportion of the Holding
withdrawn.


Hosking Money Manager Agreement
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